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                            TRUST FOR CREDIT UNIONS

             AMENDMENT NO. 1 TO THE AMENDED AND RESTATED AGREEMENT
                            AND DECLARATION OF TRUST


     AMENDMENT NO. 1 to the Agreement and Declaration of Trust of the TRUST FOR CREDIT UNIONS (the "Trust") dated September 24, 1987 as amended and restated through December 1, 1987 (the "Agreement") as of this 20th day of April, 1988.

     WHEREAS, Section 7.3 of the Agreement provides that the Agreement may be amended at any time so long as such Amendment is not in contravention of applicable law, including the Investment Company Act of 1940, as amended (the "1940 Act"), by an instrument in writing signed by a majority of the then Trustees (or by an officer of the Trust pursuant to the vote of a majority of such Trustees).

     WHEREAS, the Trust presently consists of two Sub-Trusts of shares,

     WHEREAS, all the Trustees of the Trust desire to amend the Agreement to provide the Trustees with the power to appoint a dividend committee consisting of one or more Trustees.

     NOW, THEREFORE, all the Trustees of the Trust hereby declare:

     1. That the first paragraph of Section 3.2 of the Agreement and Declaration of Trust as heretofore in effect is amended to read as follows:

     Section 3.2 POWERS AND TRUSTEES. Subject to the provisions of this Declaration of Trust, the business of the Trust shall be managed by the Trustees, and they shall have all powers necessary or convenient to carry out that responsibility and the purpose of the Trust. Without limiting the foregoing, the Trustees may adopt By-Laws not inconsistent with this Declaration of Trust providing for the conduct of the business and affairs of the Trust and may amend and repeal them to the extent that such By-Laws do not reserve that right to the Unitholders; they may from time to time in accordance with the provisions of Section 4.1 hereof establish separate Series, each such Series to operate as a separate distinct investment medium and with separately defined investment objectives and policies and distinct investment purposes, and the assets belonging to each such Series to be held (subject to the liabilities belonging to such Series) in a separate and distinct Sub-Trust; they may as they consider appropriate elect and remove officers and appoint and terminate agents and consultants and hire and terminate employees, any one or more of the foregoing of whom may be a Trustee, and may provide for the compensation of all of the foregoing; they may appoint from their own number, and terminate, any one or more
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committees consisting of two or more Trustees, except that a dividend committee may consist of one or more Trustees, including without implied limitation an executive committee, which may, when the Trustees are not in session and subject to the 1940 Act, exercise some or all of the power and authority of the Trustees as the Trustees may determine; in accordance with Section 3.3 they may employ one or more Advisers, Administrators, Depositories and Custodians and may authorize any Depository or Custodian to employ subcustodians or agents and to deposit all or any part of such assets in a system or systems for the central handling of securities and debt instruments or the recording of ownership of securities in book entry form, retain transfer, dividend, accounting or Unitholder servicing agents or any of the foregoing, provide for the distribution of Units by the Trust through one or more distributors, principal underwriters or otherwise, set record dates or times for the determination of Unitholders or various of them with respect to various matters; they may compensate or provide for the compensation of the Trustees, officers, advisers, administrators, custodians, other agents, consultants and employees of the Trust or the Trustees on such terms as they deem appropriate; and in general they may delegate to any officer of the Trust, to any committee or the Trustees and to any employee, adviser, administrator, distributor, depository, custodian, transfer and dividend disbursing agent, or any other agent or consultant of the Trust such authority, powers, functions and duties as they consider desirable or appropriate for the conduct of the business and affairs of the Trust, including without implied limitation the power and authority to act in the name of the Trust and of the Trustees, to sign documents and to act as attorney-in-fact for the Trustees.

     The undersigned being a majority of the Trustees of the Trust, pursuant to the authorization described above, hereby certify that the Amendment set forth above has been duly adopted in accordance with the provisions of the Agreement and Declaration of Trust.

     This Agreement may be executed in counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

     WITNESS my hand and seal as of the 20th day of April, 1988.

Gene Artemenko
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James C. Barr
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Edgar F. Callahan
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Robert M. Coen
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Eq Whitman, Jr.
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John T. Collins
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Thomas S. Condit
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Randall Moore
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John T. Ostby
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Wendell A. Sebastian
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Eugene R. Artemenko
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